UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2010

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Corning Incorporated ("Company") press release dated November 30, 2010 regarding the election of Glenn F. Tilton to the Board of Directors is furnished as Exhibit 99 and is incorporated into this Item 5.02 by reference. The Corning Board Nominating and Corporate Governance Committee had recommended and nominated Mr. Tilton as a director candidate. The Corning Board at its November 30, 2010 meeting concluded that he had no related party transactions with the Company under Item 404(a) of Regulation S-K, he qualified as independent, and named him to the Audit Committee and to the Corporate Relations Committee.

On December 1, 2010, Mr. Peter F. Volanakis retired from the Company's Board of Directors, after ten years as a director. On July 30, 2010, the Company filed a Form 8-K on the announcement that Mr. Volanakis would retire from the Board of Directors and Finance and Executive Committees on December 1, 2010. Mr. Volanakis will retire as President and Chief Operating Officer of the Company on or before December 31, 2010, following 28 years of distinguished service.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

December 1, 2010	By:	/s/ Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press Release